EXHIBIT 10.1
                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT, dated as of July 1, 2002, (the "Agreement") is entered into by and between INVESTCO, INC., a Nevada corporation ("Buyer") and HORIZON TELEPHONE SYSTEMS, INC., a Texas corporation ("Seller") relating to the purchase and sale of all of the assets of Seller's Houston, Texas office as hereinafter described.


                                    PREAMBLE

         WHEREAS, Seller engages in the business of distributing and providing business communications systems, voicemail systems and networking applications (the "Business"); and

         WHEREAS, Seller, in connection with its operation of the Business, owns and lawfully uses various assets associated with its Houston, Texas office as more fully described below (the "Assets"); and

         WHEREAS, Seller desires to convey, sell and assign to Buyer all of Seller's right, title and interest in and to the Assets, upon the terms and conditions contained in this Agreement; and

         WHEREAS, Buyer desires to purchase the Assets as described in an unaudited balance sheet and attached documentation upon the terms and conditions contained in this Agreement.

         NOW THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. SALE AND PURCHASE OF ASSETS.

1.1 SALE AND PURCHASE OF ASSETS. Subject to the terms and conditions of this Agreement, at the closing described in Section 6 (the "Closing"), Seller shall sell to Buyer, and Buyer shall purchase from Seller, those assets of Seller identified on Schedule 1.1 (the "Assets").

1.2 LIABILITIES ASSUMED AND EXCLUDED. In connection with Buyer's purchase of the Assets, Buyer shall not assume and will not become responsible for the payment of any indebtedness of Seller (the "Liabilities"), except that which is incurred during the normal business of the Houston office, unless agreed to by this agreement and identified on Schedule 1.2 (the "Liabilities").

2. PURCHASE PRICE; PAYMENT; ALLOCATION.

2.1 PURCHASE PRICE. The purchase price for the Assets shall be paid by delivery to Seller or its designee(s), at the Closing, of the following:

         (1) CONVERTIBLE PREFERRED STOCK of the Company that converts into an aggregate of 600,000 shares of common stock of Buyer (the "Investco Shares"); and

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         (2) the sum of $100,000,  payable in cash, as follows:  $25,000 at time of closing; $25,000 within five (5) working days from the date of closing and $50,000 within 30 days from date of closing.

         (3) Seller shall have piggyback registration rights on the shares identified in 2.1(1) above in sufficient quantity to ensure payment of $150,000, but in no case would it be less than 100,000 shares. Buyer agrees to file registration statement of said shares within 180 days of closing of this agreement.

         (4) Buyer agrees that if the registration statement has not been filed within 120 days of closing of this agreement the Seller may, at Sellers option, demand cash payment of $150,000 balance due Seller by the Buyer. In addition, because of the delay in payment, Seller is entitled to retain 100,000 shares of the Company and return only 500,000 shares to the Buyer. Also, the 100,000 shares would be included in the Company's registration statement when filed. The Seller has 10 business days to elect this option from the Buyer. If Seller does not notify the Buyer within 10 business days following the 120-day deadline that it wishes to receive a cash payment for the balance, the Seller will be obligated to keep the 600,000 shares and will retain their piggyback registration rights.

2.2 THE INVESTCO SHARES. The Investco Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and such securities may not be sold, assigned, pledged, hypothecated, transferred or otherwise disposed of absent registration under the Securities Act or the availability of an applicable exemption there from. Each certificate evidencing any of the Investco Shares shall bear the following or substantially similar legend:

         These securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under any applicable federal and state securities laws, or an opinion of counsel satisfactory to the Company that an exemption from registration is available.

3. REPRESENTATIONS AND WARRANTIES OF SELLER AND THE PRINCIPALS. Except as otherwise set forth in a disclosure schedule delivered by Seller at the time this Agreement is executed and delivered (the "Seller Disclosure Schedule"), Seller, jointly and severally, hereby makes the following representations and warranties to Buyer, as of the date hereof and as of the Closing Date which may take place simultaneously. The Seller Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement.

3.1 ORGANIZATION AND GOOD STANDING. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its respective business in the places and in the manner as presently conducted or proposed to be conducted. Seller is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except where the failure to so qualify would not have a material adverse effect on the Assets, the Business or consummation of the transactions contemplated hereby (a "Seller Material Adverse Effect").

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3.2 AUTHORITY AND  ENFORCEMENT.  Seller has all  requisite  corporate  power and authority  to  execute  and  deliver  this  Agreement,  and  to  consummate  the
transactions   contemplated  hereby.  Seller  has  taken  all  corporate  action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.3 NO CONFLICTS OR DEFAULTS. The execution and delivery of this Agreement by Seller and consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or Bylaws of Seller or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a material breach of, or a material default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Seller is a party or by which Seller or any of the Assets is bound, or any judgment, order or decree, or any law, rule or regulation to which Seller or any of the Assets is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance, security interest or any other right or adverse interest ("Liens") upon any of the Assets, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment relating to the Business or the Assets, or (iv) result in a Seller Material Adverse Effect.

3.4 CONSENTS OF THIRD PARTIES. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller does not require the consent of any person, or such consent has or will be obtained, in writing, prior to the Closing.

3.5 ACTIONS PENDING. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of Seller, threatened against Seller, which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of Seller, threatened against or involving Seller or any of its properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against Seller or affecting its assets.

3.6 TITLE TO ASSETS. Seller has either good and marketable title to, or valid and enforceable leasehold interest in the Assets free as represented in the attached schedules and all balance sheets and clear of all Liens, other than those disclosed in the Seller Balance Sheets. No person or entity has any right or option to acquire any of the Assets. Seller has the right to operate all of its facilities in its present locations and the operation of such facilities does not violate the material provisions of (a) any agreement to which Seller is a party, (b) the requirements of applicable laws, rules or regulations, and/or
(c) any order of any court or regulatory body of competent jurisdiction that is binding on Seller, the Business or any of the Assets.

3.7 BALANCE SHEETS. Seller has delivered or, prior to the Closing, will deliver to Buyer the balance sheets of Seller as at December 31, 2001, and the related statements of operations, including the report of current month, The Seller and Buyer recognize that all Balance Sheet documentation is unaudited and both parties agree to accept unaudited documentation for

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purposes of evaluation and closing. Balance Sheet documentation has been or will be prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout all periods presented, and present fairly the financial position of the Houston Sales Office as of the date and for the periods indicated.

3.8 NO UNDISCLOSED LIABILITIES. Seller has and will have no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of Seller (including the notes thereto) in conformity with GAAP which are not disclosed in the Seller's Balance Sheets, other than those incurred in the ordinary course of Seller's business since the date of the Seller Balance Sheets, which, individually or in the aggregate, do not or would not result in a Seller Material Adverse Effect.

3.9 BOOKS AND RECORDS. The books, records and documents of Seller accurately reflect in all material respects the information relating to the Business, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of Seller. Seller (a) maintains books and records that, in reasonable detail, accurately and fairly reflect transactions and dispositions of its assets, and (b) has devised and maintains a system of accounting controls sufficient to provide reasonable assurances that transactions are recorded so as to permit balance sheets to be prepared in accordance with GAAP and maintain accountability for assets (including cash).

3.10 CONDITION AND SUFFICIENCY OF ASSETS. The Assets are in good operating condition and repair (reasonable wear and tear excepted), and are adequate for the uses to which it is being put, and none of the Assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Assets are sufficient for the continued conduct of the Business after the Closing, in substantially the same manner as conducted prior to the Closing.

3.11 INVENTORY. The Inventory of Seller is owned by Seller free and clear of all Liens, and consists of raw materials and supplies, manufactured and processed parts, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged or defective, subject only to the reserve for inventory write-down set forth on the face of the most recent balance sheet included in the Seller Balance Sheets.

3.12 CONTRACTS. The Seller Disclosure Schedule identifies each material agreement to which Seller is a party. Each such agreement is in full force and effect. No party to any such agreement is in default of any material obligation there under and Seller has received no notice of the termination of any such agreement prior to its scheduled termination date. No event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Seller or other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material agreement to which Seller is a party. Seller has not given to or received from any other person, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any material contract to which Seller is a party. As it relates to existing Dealer Agreements Seller agrees to support the efforts of Buyer to establish their own Dealer Agreements and line of credits. Seller will facilitate sales of Tochiba and Nec and equipment until such dealer agreements are established by selling to Buyer at prescribed price, for a period not longer than 90 days of closing.

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3.13 ACCOUNTS  RECEIVABLE.  The accounts  receivable  of Seller  included in the
Assets are (a) bona fide accounts receivable created in the ordinary course of business, (b) not subject to counterclaim or setoff, (c) carried net of discounts and rebates, and (d) current and collectible in the ordinary course of business.

3.14 INTELLECTUAL PROPERTY. To the extent that the Assets include any right, title and/or interest in and to trademarks, copyrights, trade names, service marks, trade secrets, proprietary processes, business methods or similar tangible or intangible property ("Intellectual Property"), such Intellectual Property is owned by Seller, free and clear of all Liens or to the lesser extent disclosed in the Seller Balance Sheets. To the best of the Seller's knowledge, such Intellectual Property does not infringe upon or otherwise violate the rights of any third person, and Seller has received no notice of any such infringement or violation. To the extent that any such Intellectual Property is licensed by Seller to any third party, the license is in full force and effect, no party to the license is in material breach or violation of the license agreement and Seller has no knowledge that any such Intellectual Property is being used in violation of Seller's proprietary rights. To the extent that any such Intellectual Property is licensed to Seller by any third party, the license is in full force and effect, no party to the license is in material breach or violation of the license agreement and Seller is not using any such Intellectual Property in violation of the license agreement.

3.15 INSURANCE.

         (1) Buyer will assume all insurance policies covering the Assets or the Business.

3.16 COMPLIANCE WITH LAWS.

         (1) Seller is, and at all times has been, in material compliance with each law, rule and/or regulation ("Legal Requirement") that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets.

         (2) No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a material violation by Seller of, or a failure on the part of Seller to comply with, any Legal
Requirement, or (ii) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

         (3) Seller has not received any notice or other communication (whether oral or written) from any governmental or regulatory authority ("Authority") having or purporting to have jurisdiction over Seller or any of its assets regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible, or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

         (4) Seller is, and at all times has been, in material compliance with all of the terms and requirements of each license, permit and/or authorization issued by any Authority ("Governmental Authorization") that is held by Seller or that otherwise relates to the Business.

         (5) Each Governmental Authorization is valid and in full force and effect.

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         (6) No event has  occurred  or  circumstance  exists  that may (with or without notice or lapse of time) (i) constitute or result directly or indirectly in a material violation of or a material failure to comply with any term or requirement of any such Governmental Authorization, or (ii) result directly or
indirectly  in  the  revocation,   withdrawal,   suspension,   cancellation,  or
termination of, or any modification to, any such Governmental Authorization.

         (7) All Governmental Authorizations collectively constitute all of the Governmental Authorizations necessary to permit Seller to lawfully conduct and operate the Business and to permit Seller to own and use the Assets.

3.17 TAX MATTERS. Seller has filed or caused to be filed (on a timely basis since inception) all federal, state and local tax returns that are or were required to be filed by or with respect to it pursuant to applicable Legal Requirements ("Tax Returns"). Copies of all such Tax Returns filed have been made available to Buyer. Seller has paid, made provision for payment or has included on its most recent balance sheet included in the Seller Balance Sheets, all taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in the Seller Balance Sheets. All such tax returns are true, complete and accurate. No tax return of Seller has been audited or is currently under audit, nor has Seller or any Principal been notified that any such audit will or may take place.

3.18 EMPLOYEES. Seller is not a party to any collective bargaining arrangements or agreements covering any of its employees nor is Seller in breach of any employment contract, agreement regarding proprietary information, noncompetition agreement, no solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by Seller. No officer, consultant or key employee of Seller whose termination, either individually or in the aggregate, would have a Seller Material Adverse Effect, has terminated or, to the knowledge of Seller has any present intention of terminating his or her employment or engagement with Seller.

3.19 EMPLOYEE BENEFITS. Buyer and Seller has no obligation to, or arrangement with, former and current employees for bonuses, incentive compensation, vacation, severance pay, sick pay, sick leave, insurance, service awards, relocation, disability or other benefits whether written or oral as provided by Seller.

3.20 ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

         (1) Seller has complied and is in compliance with all federal and state environmental laws, rules and regulations ("Environmental Laws") applicable to its business.

         (2) Without limiting the generality of the foregoing, Seller has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental Laws for the occupation of its facilities and the operation of its business.

         (3) Seller has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental Laws, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under any Environmental Law.

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         (4) None of the following  exists at any property or facility  owned or operated by Seller: (i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

         (5) Seller has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental Law.

         (6) Seller has not, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other person relating to CERCLA, SWDA or any other Environmental Law.

         (7) No facts, events or conditions relating to the past or present facilities, properties or operations of Seller will prevent, hinder or limit continued compliance with CERCLA, SWDA or any other Environmental Law, give rise to any investigatory, remedial or corrective obligations pursuant to any Environmental Law, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to any Environmental Law, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

3.21 CERTAIN PAYMENTS. Neither Seller nor any officer, director, shareholder, agent, or employee of Seller, has any other person associated with or acting for or on behalf of Seller, directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Seller, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of Seller.

3.22 ABSENCE OF CERTAIN DEVELOPMENTS. Since the date of the most recent balance sheet included in the Seller Balance Sheets, Seller has not:

         (1) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

         (2) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of Seller's business;

         (3) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

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         (4)  declared  or made any  payment  or  distribution  of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

         (5) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

         (6) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or Intellectual Property rights;

         (7) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business;

         (8) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

         (9) made capital expenditures or commitments therefore that aggregate in excess of $50,000;

         (10) entered into any other material transaction, whether or not in the ordinary course of business;

         (11) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

         (12) suffered a Seller Material Adverse Effect;

         (13) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

         (14) entered into any agreement that could result in any of the foregoing.

3.23 ACKNOWLEDGMENT OF RISKS. Seller recognizes and acknowledges that the transactions contemplated by this Agreement are speculative and involve a high degree of risk. Such risks include, but are not limited to, those risks identified in Buyer's periodic reports filed with the Securities and Exchange Commission and press releases.

3.24 SECURITIES LAWS. Seller acknowledges that:

         (1) Except as set forth herein, Buyer has not made any representations or warranties with respect to Buyer or rendered any legal, tax or investment advice.

         (2) Neither Seller nor any shareholder of Seller has authorized any person or institution to act as its Purchaser Representative (as that term is defined in Regulation D) in connection with this transaction. Seller and such shareholders have such knowledge and experience in financial, investment and business matters that it is capable of evaluating the merits and risks of its proposed acquisition of the Investco Shares. Seller has consulted with such independent legal counsel or other advisers, as it has deemed appropriate to assist the undersigned in evaluating its proposed investment in Buyer.

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         (3) Seller and such  shareholders  (i) have adequate means of providing for their current financial needs and foreseeable contingencies, and have no need for liquidity of their investment in the Investco Shares; and (ii) can afford (A) to hold unregistered securities for an indefinite period of time, as may be required, and (B) to sustain a complete loss of their entire investment in the Investco Shares.

         (4) Seller and such shareholders have been afforded the opportunity to ask questions of, and receive answers from the officers and/or directors of Buyer, concerning the terms and conditions of this transaction and to obtain any additional information, to the extent that Buyer possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished. Seller and such shareholders have availed themselves of such opportunity to the extent they consider appropriate in order to permit them to evaluate the merits and risks of an investment in the Investco Shares. Seller understands that all documents, records and books pertaining to this investment have been made available for inspection, and that the books and records of Buyer will be available upon reasonable notice for inspection by Seller during reasonable business hours at its principal place of business.

         (5) Neither Buyer nor Seller has undertaken to register the Investco Shares under the Act, and the Investco Shares are "restricted securities" within the meaning of the Act.

         (6) The Investco Shares have not been registered under the Act in reliance on an exemption for transactions by an issuer not involving a public offering, and sale of the Investco Shares has not been passed upon or the merits thereof endorsed or approved by the United States Securities and Exchange Commission (the "SEC") or any state regulatory authorities.

         (7) Buyer may place the following or similar legend on the face of the certificates evidencing the Securities:

         "These securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under any applicable federal and state securities laws, or an opinion of counsel satisfactory to the Company that an exemption from registration is available."

3.25 DISCLOSURE. The representations, warranties and acknowledgments of Seller set forth herein are true, complete and accurate in all material respects, do not omit to state any material fact, or omit any fact necessary to make such representations, warranties and acknowledgments, in light of the circumstances under which they are made, not misleading.

4. REPRESENTATIONS AND WARRANTIES OF BUYER. Except as otherwise set forth in a disclosure schedule delivered by Buyer at the time this Agreement is executed (the "Buyer Disclosure Schedule"), Buyer hereby makes the following representations and warranties to Seller, as of the date hereof and as of the Closing Date. The Buyer Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement.

4.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. Buyer is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business of Buyer, taken as a whole, or consummation of the transactions contemplated hereby (a "Buyer Material Adverse Effect").

4.2 AUTHORITY AND ENFORCEMENT. Buyer has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Buyer has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

4.3 NO CONFLICTS OR DEFAULTS. The execution and delivery of this Agreement by Buyer and consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or Bylaws of Buyer or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a material breach of, or a material default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Buyer is a party or by which Buyer is bound, or any judgment, order or decree, or any law, rule or regulation to which Buyer is subject, (ii) result in the creation of, or give any party the right to create, any Lien upon any assets or properties of Buyer, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment relating to which Buyer is a party, or (iv) result in a Buyer Material Adverse Effect.

4.4 CONSENTS OF THIRD PARTIES. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer does not require the consent of any person, or such consent has been or will be obtained, in writing, prior to the Closing.

4.5 INVESTCO SHARES. The Investco Shares have been duly authorized, and upon issuance pursuant to the provisions hereof, will be validly issued, fully paid and non-assessable.

4.6 ACTIONS PENDING. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of Buyer, threatened against Buyer, which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto.

4.7 DISCLOSURE. The representations, warranties and acknowledgments of Buyer set forth herein are true, complete and accurate in all material respects and do not omit any fact necessary to make such representations, warranties and acknowledgments not misleading.

         (1) The Company and its former principal chief executive officer, Joseph L. Lents, are under investigation by the Securities and Exchange Commission for potential violations of the federal securities laws. Mr. Lents has resigned in all capacities with the Company prior to the acquisition described above being completed. While the outcome of that investigation cannot be predicted, it is likely that some level of sanctions will be imposed upon and agreed to by the Mr. Lents.

4.8 SEC FILINGS. The Company is not current in its filing of its required periodic reports with the Securities and Exchange Commission, and is obligated to file its Annual Report on Form 10-KSB for the year ended December 31, 2001 and its Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2002, and June 30, 2002. The Company believes that it will ultimately be able to effect compliance with its reporting responsibilities under the Securities Exchange Act of 1934.

5. CONDITIONS TO CLOSING.

5.1 CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. The obligation of Buyer and Seller to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions on or prior to the Closing
Date:

         (1) The representations and warranties of Seller set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date.

         (2) Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date.

         (3) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent or adversely affect Buyer's or Seller's consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

         (4) No material adverse change shall have taken place with respect to the Assets, and no event shall have occurred, that could result in a Seller Material Adverse Effect.

5.2 CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions on or prior to the Closing Date:

         (1) The representations and warranties of Buyer set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date.

         (2) Buyer shall each have performed and complied with all of its covenants hereunder in all material respects through the Closing Date.

         (3) Other than the identified items, no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent or adversely affect Seller's consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

         (4) No material adverse change shall have taken place with respect to Buyer and no event shall have occurred, that could result in a Buyer Material Adverse Effect.

6. CLOSING; CLOSING DATE. A closing of the transactions contemplated hereby (the "Closing") will take place at 10:00 am on July 1, 2002, at the offices of counsel to the Seller, or at such other place, date and time that is agreed upon by Seller and Buyer. The date on which the Closing is held is referred to in this Agreement as the "Closing Date."

7. DOCUMENTS TO BE DELIVERED AT THE CLOSING.

7.1 DOCUMENTS TO BE DELIVERED BY SELLER. At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following:

         (1) a duly executed bill of sale, dated the Closing Date, transferring to Buyer all of Seller's right, title and interest in and to the Assets together with possession of the Assets;

         (2) a duly executed assignment, transferring to Buyer all of Seller's right, title and interest in and to the contracts, agreements and contract rights included in the Assets, accompanied by any third party consents contemplated by Section 3.10.

         (3) a copy of resolutions of the board of directors and shareholders of Seller, authorizing the execution, delivery and performance of this Agreement by Seller; and

         (4) such other certificates, documents and instruments as Buyer may have reasonably requested in connection with the transaction contemplated hereby.

7.2 DOCUMENTS TO BE DELIVERED BY BUYER. At the Closing, Buyer shall deliver to Seller the following:

         (1) a copy of resolutions of the board of directors and shareholders, if required, of Buyer authorizing the execution, delivery and performance of this Agreement by Buyer and Seller,

         (2)  certificates   evidencing  the  Investco  Shares,  or  irrevocable
instructions to Seller's' transfer agent to issue the Investco Shares to Seller or its shareholders;

         (3) such other certificates, documents and instruments as Seller may have reasonably requested in connection with the transaction contemplated hereby; and

         (4) Resignations of Joseph Lents and any other officers and directors of Buyer, and documents evidencing the election of Mr. Arnold Salinas as Chairman of the Board and Chief Executive of Buyer as well as the election of other officers and directors as specified by Seller.

8. ADDITIONAL COVENANTS.

8.1 Access to Books and Records. During the course of this transaction, from the date hereof through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation ad other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

8.2 Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the transactions contemplated hereby in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

No Public Disclosure. Without the prior written consent of the other, which written consent will not be unreasonably withheld, no party to this Agreement will, and will each cause their respective representatives not to, make any release to the press or other public disclosure with respect to either the fact that discussions or negotiations have taken place concerning the transactions contemplated by this Agreement, the existence or contents of this Agreement or any prior correspondence relating to this transactions contemplated by this Agreement, except for such public disclosure as may be necessary, in the written opinion of outside counsel (reasonably satisfactory to the other parties) for the party proposing to make the disclosure not to be in violation of or default under any applicable law, regulation or governmental order. If either party proposes to make any disclosure based upon such an opinion, that party will deliver a copy of such opinion to the other party, together with the text of the proposed disclosure, as far in advance of its disclosure as is practicable, and will in good faith consult with and consider the suggestions of the other party concerning the nature and scope of the information it proposes to disclose.

9. INDEMNIFICATION AND RELATED MATTERS.

9.1 INDEMNIFICATION BY SELLER. Seller hereby indemnifies and holds Buyer harmless from and against any and all damages, losses, liabilities, obligations, costs or expenses incurred by Buyer and arising out of the breach of any representation or warranty of Seller hereunder, and/or Seller's failure to perform any covenant or obligation required to be performed by it hereunder.

9.2 INDEMNIFICATION BY BUYER. Buyer hereby indemnifies and holds Seller harmless from and against any and all damages, losses, liabilities, obligations, costs or expenses incurred by Seller and arising out of the breach of any representation or warranty of Buyer hereunder, and/or Buyer's failure to perform any covenant or obligation required to be performed by it hereunder.

9.3 PROCEDURE FOR INDEMNIFICATION. Any party entitled to indemnification under this Article IX (an "Indemnified Party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article IX except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the Indemnified Party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within 30 days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party, which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding affected without its prior written consent. Notwithstanding anything in this Article IX to the contrary, the indemnifying party shall not, without the Indemnified Party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to.

9.4 TIME FOR ASSERTION. No party to this Agreement shall have any liability (for indemnification or otherwise) with respect to any representation, warranty or covenant or obligation to be performed and complied hereunder, unless notice of any such liability is provided on or before 12 months from the date hereof.

9.5 BASKET. Notwithstanding any conflicting or inconsistent provisions hereof, Seller shall not be liable in damages, indemnity or otherwise to Buyer or Seller in respect of the inaccuracy or breach of any representations, warranties, covenants or agreements herein, except to the extent that the damages to Buyer and/or Seller, singularly or in the aggregate, exceed the sum of $25,000. Notwithstanding any conflicting or inconsistent provisions hereof, Buyer and Seller shall not be liable in damages, indemnity or otherwise to Seller in respect to the inaccuracy or breach of any representations, warranties, covenants or agreements herein except to the extent that damages to Seller exceed, individually or in the aggregate, the sum of $25,000.

9.6 FURTHER ASSURANCES. Buyer agrees to be responsible for all legal fees that may arise from a lawsuit by unrelated parties against Seller, an example being a class action lawsuit against Seller, whereby the Seller may be named in the action or lawsuit against Seller. The Seller provides the same coverage of legal fees that may arise from similar action against Seller whereby the Buyer may be named in the action or lawsuit. The costs covered are all legal, preparation and court costs.

10. TERMINATION.

10.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated by mutual consent of the parties, in writing, signed by each of the parties hereto.

10.2 TERMINATION DUE TO LAPSE OF TIME. This Agreement may be terminated by either party if the Closing does not occur prior to July 30, 2002; provided, however, that a party wholly or partially responsible for the Closing not occurring prior to such date may not terminate this Agreement pursuant to this subsection.

10.3 TERMINATION BY BUYER. This Agreement may be terminated by Buyer by written notice to Seller, in the event of a material breach of any representation or warranty of Seller, or in the event Seller fails to perform any material covenant or obligation required to be performed by it hereunder and such failure remains uncured for ten days following such written notice.

10.4 TERMINATION BY SELLER. This Agreement may be terminated by Seller by written notice to Buyer, in the event of a material breach of any representation or warranty of Buyer hereunder, or in the event Buyer fails to perform any material covenant or obligation required to be performed by it hereunder and such failure remains uncured for ten days following such written notice.

10.5 EFFECT OF  TERMINATION.  Termination of this Agreement  under Section 10.2,
10.3 or 10.4 hereof shall not preclude the parties from pursuing all remedies available to them under applicable law arising by reason of such termination.

11. MISCELLANEOUS.

11.1 FINDERS. Buyer on the one hand, and Seller, on the other hand, represent and warrant that they have not employed or utilized the services of any broker or finder in connection with this Agreement or the transactions contemplated by it. Seller shall indemnify and hold Buyer harmless from and against any and all claims for brokers' commissions made by any party as a result of this Agreement and the transaction contemplated hereunder to the extent that any such commission was incurred, or alleged to have been incurred, by, through or under Seller. Buyer shall indemnify and hold Seller harmless from and against any and all claims for brokers' commissions made by any party as a result of this Agreement and transaction contemplated hereunder to the extent that any such commission was incurred, or alleged to have been incurred, by, through or under Buyer.

11.2 EXPENSES. Except as otherwise specifically provided in this Agreement, Buyer and Seller shall bear their own respective expenses incurred in connection with this Agreement and in connection with all obligations required to be performed by each of them under this Agreement.

11.3 ENTIRE AGREEMENT; No Waiver. This Agreement, the Schedules and any instruments and agreements to be executed pursuant to this Agreement, set forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

11.4 JURISDICTION AND GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Texas are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles. The parties further: (a) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in any Federal or State court of competent jurisdiction within the County of Harris, State of Texas (b) waive any objection that they may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consent to the in person jurisdiction of any Federal or State court of competent jurisdiction within the County of Harris, State of Texas in any such suit, action or proceeding. The parties each further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in a Federal or State court of competent jurisdiction within the County of Harris, State of Texas, and that service of process upon the parties mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon the parties, in any action or proceeding.

11.5 CONSTRUCTION. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Seller Disclosure Schedule and the Buyer Disclosure Schedule are hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

11.6 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally (including by confirmed legible telecopier transmission) or mailed by certified mail, return receipt requested, to the parties at the following addresses (or to such address as a party may have specified by notice given to the other party pursuant to this provision):

                           If to Seller, c/o:

                           Horizon Telephone Systems - Houston, Inc.
                           12918 Flagship Drive
                           San Antonio, TX 78245
                           Attention:  Rey Salinas
                           Telephone No.: (210) 495-5520
                           Telecopy No.:   (210) 495-6538

                           If to Buyer, to:

                           Investco, Inc.
                           4400 North Federal Highway
                           Suite 301
                           Boca Raton, FL 33431
                           Attention: Arnold A. Salinas
                           Telephone No.: 561-750-6575
                           Telecopy No.: 561-750-7221

11.7 SEPARABILITY. In the event that any provision hereof would, under applicable law, be invalid or enforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and permissible under, applicable law. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

11.8 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligation hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other and any attempted assignment without the required consent shall be void; provided, however, that no such consent shall be required of Buyer to assign part or all of its rights under this Agreement to one or more of its subsidiaries or affiliates.

11.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but which together shall constitute one and the same Agreement.


                                        HORIZON TELEPHONE SYSTEMS -
                                               HOUSTON, INC.


                                        By: /s/Rey Salinas, President



                                        INVESTCO, INC.


                                        By: /s/Arnold Salinas, Chairman/CEO



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